UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 26, 2007 (July 25, 2007)

INTERNATIONAL COAL GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32679	20-2641185
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Corporate Centre Drive Scott Depot, West Virginia	25560
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code: (304) 760-2400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Information.

On July 25, 2007, International Coal Group, Inc. (the “Company”) issued a press release, attached as Exhibit 99.1, announcing the pricing of its private offering of $180.0 million of its 9.00% Convertible Senior Notes due 2012 (“Convertible Senior Notes”).

On July 26, 2007, the Company issued a press release, attached as Exhibit 99.2, announcing that the Company had increased the size of its private offering of its Convertible Senior Notes to $195.0 million. The transaction is expected to close on July 31, 2007, subject to customary closing conditions.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release dated July 25, 2007.

99.2	Press release dated July 26, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL COAL GROUP, INC.

By:	/s/ Bennett K. Hatfield
Name:	Bennett K. Hatfield
Title:	Chief Executive Officer and President

Date: July 25, 2007

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Exhibit Index

Exhibit Number	Document
99.1	Press release dated July 25, 2007.

99.2	Press release dated July 26, 2007.